Exhibit 99.1

AMMO, Inc. Announces Jared Smith as its New Chief Operating Officer/President

SCOTTSDALE, Ariz., Dec.15, 2022 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today announced Jared Smith’s hiring as the Company’s Chief Operating Officer & President, effective January 3, 2023.

Jared brings a wealth of managerial and C-Suite experience to AMMO, most recently as General Manager with Fiocchi of America, a global manufacturer of premium ammunition for competition, hunting and defense applications. During his time with Fiocchi, Jared was engaged initially as the Director of Procurement and Supply Chain, and subsequently the Vice President-International Strategy and Development, with the past 5yrs spent as the General Manager. As Fiocchi’s GM, Jared maintained full P&L ownership and managed separate manufacturing operations (340+ employees), while overseeing 3 acquisitions, and leading Fiocchi’s revenue growth in three short years from $95 million to in excess of $200 million.

“We have been diligently searching over the better part of the past 12 months for a best-in-class management colleague with a breadth of knowledge and experience in manufacturing and operations within our space,” noted Fred Wagenhals, AMMO’s CEO & Chairman. “Jared quickly rose to the top of our target list, and we have been in discussions with him since last Summer, but understood he had important unfinished business to attend to with our friends at Fiocchi. With the successful closing of the Fiocchi sale, the time was right for both Jared and AMMO to see this union take place. We couldn’t be more excited about adding Jared’s intellect, drive and experience to the senior management team. We look forward to working hand-in-glove with Jared to strategically and markedly grow the ammunition business, while exposing Jared to the vast opportunities set before us with our GunBroker.com Marketplace,” concluded Mr. Wagenhals.

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and specialty rounds for military use via government programs. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Important Additional Information and Where to Find It

The Company has filed a proxy statement on Schedule 14A, accompanied by a WHITE universal proxy card and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from the Company’s shareholders for the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain copies of the Company’s proxy statement, proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC when they become available at no charge at the SEC’s website at www.sec.gov .. Copies will also be available at no charge in the “SEC Filings” section of the Company’s Investor Relations website at https://investors.ammoinc.com or by contacting the Company’s Investor Relations Department at IR@ammo-inc.com after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Shareholders, filed with the SEC on September 13, 2021, the Company’s Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on June 29, 2022, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Proxy Statement for the Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.

Investor Contact:

CoreIR

Phone: (212) 655-0924

IR@ammo-inc.com

Media Contact:

Victoria Welch

AMMO, Inc.

Phone: (480) 947-0001

vwelch@ammoinc.com